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                                                            EXHIBIT EX-99.B1

                  DIMENSIONAL EMERGING MARKETS FUND INC.

                          ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

          FIRST: The charter of Dimensional Emerging Markets Fund Inc., a Maryland corporation (the "Corporation"), is hereby amended by changing (i) the corporate name from "Dimensional Emerging Markets Fund Inc." to "Dimensional Emerging Markets Value Fund Inc." and by deleting from the charter of the Corporation the name "Dimensional Emerging Markets Fund Inc." and inserting in lieu thereof the name "Dimensional Emerging Markets Value Fund Inc."; and (ii) the name of "Dimensional Emerging Markets Fund Shares" class of the common stock of the Corporation to "Dimensional Emerging Markets Value Fund Shares" and by deleting from the charter of the Corporation the name "Dimensional Emerging Markets Shares" and inserting in lieu thereof the name "Dimensional Emerging Markets Value Fund Shares."

          SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FOURTH: The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 2ND day of December, 1998.



ATTEST:                                   DIMENSIONAL EMERGING MARKETS
                                          FUND INC.


/s/ Irene R. Diamant                      By: /s/ Michael T. Scardina
Irene R. Diamant, Secretary               Michael T. Scardina, Vice President